Prudential Institutional Liquidity Portfolio, Inc.
Semi-Annual period ending 09/30/03
File No. 811-5336



SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders


A meeting of the Fund's shareholders of Prudential Institutional Liquidity Portfolio, Inc. was held on July 2, 2003. The meeting was held for the following purposes:

(1) To approve the election of ten (10) trustees to the Board of Trustees, as follows:
    o David E.A. Carson
    o Robert E. La Blanc
    o Robert F. Gunia
    o Douglas H. McCorkindale
    o Stephen P. Munn
    o Richard A. Redeker
    o Judy A. Rice
    o Robin B. Smith
    o Stephen Stoneburn
    o Clay T. Whitehead

(2) To approve a proposal to permit the manager to enter into, or make material changes to, subadvisory agreements without shareholder approval.

(3) To permit an amendment to the management contract between PI and the Fund.

(4a) To approve changes to fundamental investment restrictions and policies, relating to: fund diversification.

(4b) To approve changes to fundamental investment restrictions and policies, relating to: issuing senior securities, borrowing money or pledging assets.

(4c) To approve changes to fundamental investment restrictions and policies, relating to: buying and selling real estate.

(4d) To approve changes to fundamental investment restrictions and policies, relating to: buying and selling commodities and commodity contracts.

(4e) To approve changes to fundamental investment restrictions and policies, relating to: fund concentration.

(4f) To approve changes to fundamental investment restrictions and policies, relating to: making loans.

(4g) To approve changes to fundamental investment restrictions and policies, relating to: other investment restrictions, including investing in securities of other investment companies.

(5) To approve amendments to the Fund's articles of incorporation or Declaration of Trust.



The results of the proxy solicitation on the preceding matters were:

                                     VOTES         VOTES       VOTES
               MATTER                 FOR         AGAINST     WITHHELD
ABSTENTIONS
        ---------------------    -------------   ----------      --          -
-
(1)     David E.A. Carson        1,525,817,175      --       46,233,795      -
-
        Robert E. La Blanc       1,526,262,899      --       45,788,071      -
-
        Robert F. Gunia          1,526,262,899      --       45,788,071      -
-
        Douglas H. McCorkindale  1,526,262,899      --       45,788,071      -
-
        Stephen P. Munn          1,526,262,899      --       45,788,071      -
-
        Richard A. Redeker       1,526,262,899      --       45,788,071      -
-
        Judy A. Rice             1,526,262,899      --       45,788,071      -
-
        Robin B. Smith           1,526,262,899      --       45,788,071      -
-
        Stephen Stoneburn        1,526,262,899      --       45,788,071      -
-
        Clay T. Whitehead        1,526,262,899      --       45,788,071      -
-

(2)     Subadvisory
         Agreements              1,117,070,148   56,579,348      --
44,937,273

(3)     PI Mgmt Agreement        1,475,181,466   49,172,301      --
47,697,203

(4a)    Fund Diversification     1,090,675,615   82,765,170      --
44,978,183

(4b)    Issuing Senior
         Securities,
         Borrowing Money or
         Pledging Assets         1,087,986,712   85,412,420      --
45,187,637

(4c)    Buying and Selling
         Real Estate             1,090,675,615   82,932,971      --
44,978,183

(4d)    Buying and Selling
         Commodities and
         Commodity Contracts     1,086,441,092   86,650,315       --
45,495,362

(4e)    Fund Concentration       1,087,237,874   83,403,515       --
47,945,380

(4f)    Making Loans             1,088,058,765   83,675,781       --
46,852,223

(4g)    Other Investment
         Restrictions            1,089,724,306   83,367,101       --
45,495,362

(5)     Amendments               1,090,289,951   82,978,849       --
45,495,362
        to Articles


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